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                                                                    EXHIBIT 21

                        LIST OF SIGNIFICANT SUBSIDIARIES
                            OF CSS INDUSTRIES, INC.


Name of Subsidiary                           State of Incorporation
------------------                           ----------------------

The Paper Magic Group, Inc.                  Pennsylvania

Berwick Industries, Inc.                     Pennsylvania

Cleo Inc.                                    Tennessee

Philadelphia Industries, Inc.                Delaware